Exhibit 99.1

FedEx Corp. Reports First Quarter Earnings

MEMPHIS, Tenn., September 17, 2019 ... FedEx Corp. (NYSE: FDX) today reported the following consolidated results for the first quarter ended August 31 (adjusted measures exclude TNT Express integration expenses as described below):

	Fiscal 2020		Fiscal 2019
Dollars in millions, except EPS	As Reported (GAAP)	Adjusted (non-GAAP)	As Reported (GAAP)	Adjusted (non-GAAP)
Revenue	$17,048	$17,048	$17,052	$17,052
Operating income	$977	$1,048	$1,071	$1,192
Operating margin	5.7%	6.1%	6.3%	7.0%
Net income	$745	$800	$835	$933
Diluted EPS	$2.84	$3.05	$3.10	$3.46

This year’s and last year’s quarterly consolidated results have been adjusted for TNT Express integration expenses of $71 million ($0.21 per diluted share) for this year and $121 million ($0.36 per diluted share) for last year.

“Our performance continues to be negatively impacted by a weakening global macro environment driven by increasing trade tensions and policy uncertainty,” said Frederick W. Smith, FedEx Corp. chairman and chief executive officer. “Despite these challenges, we are positioning FedEx to leverage future growth opportunities as we continue the integration of TNT Express, enhance FedEx Ground residential delivery capabilities and modernize the FedEx Express air fleet and hub operations.”

Operating results declined primarily due to weakening global economic conditions, increased costs to expand service offerings and continued mix shift to lower-yielding services. The impact of one fewer operating day and the loss of business from a large customer also negatively impacted results. These factors were partially offset by lower variable incentive compensation expenses, revenue growth at FedEx Ground and increased yields at FedEx Freight.

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2020 Rate Increases

As previously announced, effective January 6, 2020, FedEx Express, FedEx Ground and FedEx Home Delivery shipping rates will increase by an average of 4.9%, while FedEx Freight shipping rates will increase by an average of 5.9%. Details related to these and additional changes to rates and surcharges are available at fedex.com/rates2020.

Outlook

FedEx is unable to forecast the fiscal 2020 year-end mark-to-market (MTM) retirement plan accounting adjustment. As a result, the company is unable to provide a fiscal 2020 earnings per share or effective tax rate (ETR) outlook on a GAAP basis.

FedEx is lowering its fiscal 2020 earnings forecast as the company’s revenue outlook has been reduced due to increased trade tensions and additional weakening of global economic conditions since the company’s initial fiscal 2020 forecast in June. The company’s revised outlook also reflects increased FedEx Ground costs and August’s loss of FedEx Ground business from a large customer. In addition, the FedEx ETR is now expected to be 24% to 26% before the year-end MTM retirement plan accounting adjustment, due to lower-than-expected earnings in certain non-U.S. jurisdictions.

FedEx now forecasts earnings of $10.00 to $12.00 per diluted share before the year-end MTM retirement plan accounting adjustment, and earnings of $11.00 to $13.00 per diluted share before the year-end MTM retirement plan accounting adjustment and excluding TNT Express integration expenses. The capital spending forecast remains $5.9 billion.

“FedEx is implementing additional cost-reduction initiatives to mitigate the effects of macroeconomic uncertainty, including post-peak reductions to the global FedEx Express air network to better match capacity with demand,” said Alan B. Graf, Jr., FedEx Corp. executive vice president and chief financial officer. “However, we are continuing to make strategic investments to improve our capabilities and efficiency, which we expect will drive long-term increases in earnings, margins, cash flows and returns.”

These forecasts assume moderate U.S. economic growth, the company’s current fuel price expectations, no further weakening in international economic conditions from the company’s current forecast and no additional adverse developments in international trade policies and relations. FedEx’s ETR and earnings per share outlooks are based on the company’s current

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interpretations of the Tax Cuts and Jobs Act (TCJA) and related regulations and guidance, and are subject to change based on future guidance, as well as FedEx’s ability to defend its interpretations. These forecasts do not include potential costs associated with capacity reductions.

Corporate Overview

FedEx Corp. (NYSE: FDX) provides customers and businesses worldwide with a broad portfolio of transportation, e-commerce and business services. With annual revenues of $70 billion, the company offers integrated business solutions through operating companies competing collectively and managed collaboratively, under the respected FedEx brand. Consistently ranked among the world’s most admired and trusted employers, FedEx inspires its more than 450,000 team members to remain focused on safety, the highest ethical and professional standards and the needs of their customers and communities. To learn more about how FedEx connects people and possibilities around the world, please visit about.fedex.com.

Additional information and operating data are contained in the company’s annual report, Form 10-K, Form 10-Qs, Form 8-Ks, Statistical Books and supplemental first quarter fiscal 2020 earnings release conference call slides. These materials, as well as a webcast of the earnings release conference call to be held at 5:30 p.m. EDT on September 17, are available on the company’s website at investors.fedex.com. A replay of the conference call webcast will be posted on our website following the call.

The Investor Relations page of our website, investors.fedex.com, contains a significant amount of information about FedEx, including our Securities and Exchange Commission (SEC) filings and financial and other information for investors. The information that we post on our Investor Relations website could be deemed to be material information. We encourage investors, the media and others interested in the company to visit this website from time to time, as information is updated and new information is posted.

Certain statements in this press release may be considered forward-looking statements, such as statements relating to management’s views with respect to future events and financial performance. Such forward-looking statements are subject to risks, uncertainties and other factors which could cause actual results to differ materially from historical experience or from future results expressed or implied by such forward-looking statements. Potential risks and uncertainties include, but are not limited to, economic conditions in the global markets in which we operate; anti-trade measures and additional changes in international trade policies and relations; a significant data breach or other disruption to our technology infrastructure; our ability to successfully integrate

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the businesses and operations of FedEx Express and TNT Express in the expected time frame and at the expected cost and to achieve the expected benefits from the combined businesses; our ability to successfully implement our business strategy and effectively respond to changes in market dynamics; the impact of the United Kingdom’s vote to leave the European Union and the terms of its withdrawal if it ultimately occurs; our ability to match capacity to shifting volume levels; changes in fuel prices or currency exchange rates; the impact of intense competition; evolving or new U.S. domestic or international government regulation or regulatory actions; future guidance, regulations, interpretations or challenges to our tax positions relating to the TCJA and our ability to defend our interpretations of the TCJA; our ability to effectively operate, integrate, leverage and grow acquired businesses; legal challenges or changes related to owner-operators engaged by FedEx Ground and the drivers providing services on their behalf; disruptions or modifications in service by, or changes in the business or financial soundness of, the U.S. Postal Service; the impact of any international conflicts or terrorist activities; our ability to quickly and effectively restore operations following adverse weather or a localized disaster or disturbance in a key geography; and other factors which can be found in FedEx Corp.’s and its subsidiaries’ press releases and FedEx Corp.’s filings with the SEC. Any forward-looking statement speaks only as of the date on which it is made. We do not undertake or assume any obligation to update or revise any forward-looking statement, whether as a result of new information, future events or otherwise.

Media Contact: Jenny Robertson 901-434-4829

Investor Contact: Mickey Foster 901-818-7468

Home Page: fedex.com

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RECONCILIATIONS OF NON-GAAP FINANCIAL MEASURES

TO GAAP FINANCIAL MEASURES

First Quarter Fiscal 2020 and Fiscal 2019 Results

The company reports its financial results in accordance with accounting principles generally accepted in the United States (“GAAP” or “reported”). We have supplemented the reporting of our financial information determined in accordance with GAAP with certain non-GAAP (or “adjusted”) financial measures, including our adjusted first quarter fiscal 2020 and 2019 consolidated operating income and margin, net income and diluted earnings per share. These financial measures have been adjusted to exclude the impact of TNT Express integration expenses incurred in fiscal 2020 and 2019.

We have incurred and expect to incur significant expenses through fiscal 2021, and may incur additional expenses thereafter, in connection with our integration of TNT Express. We have adjusted our first quarter fiscal 2020 and 2019 consolidated financial measures to exclude TNT Express integration expenses because we generally would not incur such expenses as part of our continuing operations. The integration expenses are predominantly incremental costs directly associated with the integration of TNT Express, including professional and legal fees, salaries and employee benefits, travel and advertising expenses. Internal salaries and employee benefits are included only to the extent the individuals are assigned full-time to integration activities. The integration expenses also include any restructuring charges at TNT Express.

We believe these adjusted financial measures facilitate analysis and comparisons of our ongoing business operations because they exclude items that may not be indicative of, or are unrelated to, the company’s and our business segments’ core operating performance, and may assist investors with comparisons to prior periods and assessing trends in our underlying businesses. These adjustments are consistent with how management views our businesses. Management uses these non-GAAP financial measures in making financial, operating and planning decisions and evaluating the company’s and each business segment’s ongoing performance.

Our non-GAAP financial measures are intended to supplement and should be read together with, and are not an alternative or substitute for, and should not be considered superior to, our reported financial results. Accordingly, users of our financial statements should not place undue reliance on these non-GAAP financial measures. Because non-GAAP financial measures are not standardized, it may not be possible to compare these financial measures

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with other companies’ non-GAAP financial measures having the same or similar names. As required by Securities and Exchange Commission rules, the tables below present a reconciliation of our presented non-GAAP financial measures to the most directly comparable GAAP measures.

Fiscal 2020 Earnings Per Share and Effective Tax Rate Forecasts

Our fiscal 2020 earnings per share (EPS) forecast is a non-GAAP financial measure because it excludes the fiscal 2020 year-end mark-to-market (MTM) retirement plan accounting adjustment and estimated fiscal 2020 TNT Express integration expenses. Our fiscal 2020 effective tax rate (ETR) forecast is a non-GAAP financial measure because it excludes the impact of the fiscal 2020 year-end MTM retirement plan accounting adjustment.

We have provided these non-GAAP financial measures for the same reasons that were outlined above for historical non-GAAP measures. The fiscal 2020 year-end MTM retirement plan accounting adjustment is excluded from our fiscal 2020 EPS and ETR forecasts, as applicable, because it is unrelated to our core operating performance and to assist investors with assessing trends in our underlying businesses. Estimated fiscal 2020 TNT Express integration expenses are excluded from our fiscal 2020 EPS forecast for the same reasons described above for historical non-GAAP measures.

We are unable to predict the amount of the year-end MTM retirement plan accounting adjustment, as it is significantly impacted by changes in interest rates and the financial markets, so such adjustment is not included in our fiscal 2020 EPS and ETR forecasts. For this reason, a full reconciliation of our fiscal 2020 EPS and ETR forecasts to the most directly comparable GAAP measures is impracticable. It is reasonably possible, however, that our fiscal 2020 year-end MTM retirement plan accounting adjustment could have a material impact on our fiscal 2020 consolidated financial results and ETR.

The table included below titled “Fiscal 2020 Earnings Per Share Forecast” outlines the impacts of the items that are excluded from our fiscal 2020 EPS forecast, other than the year-end MTM retirement plan accounting adjustment.

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First Quarter Fiscal 2020

FedEx Corporation

Dollars in millions, except EPS			Income Taxes[1]	Net Income[2]	Diluted Earnings Per Share
	Operating
	Income	Margin
GAAP measure	$977	5.7%	$251	$745	$2.84
TNT Express integration expenses[3]	71	0.4%	16	55	0.21

Non-GAAP measure	$1,048	6.1%	$267	$800	$3.05

First Quarter Fiscal 2019

FedEx Corporation

Dollars in millions, except EPS			Income Taxes[1]	Net Income[2]	Diluted Earnings Per Share
	Operating
	Income	Margin
GAAP measure	$1,071	6.3%	$266	$835	$3.10
TNT Express integration expenses[3]	121	0.7%	23	98	0.36

Non-GAAP measure	$1,192	7.0%	$289	$933	$3.46

Fiscal 2020 Earnings Per Share Forecast

Dollars in millions, except EPS	Adjustments	Diluted Earnings Per Share
Earnings per diluted share before year-end MTM retirement plan accounting adjustment (non-GAAP)[4]		$10.00 to $12.00
TNT Express integration expenses	$350
Income tax effect[1]	(86)

Net of tax effect	$264	1.00

Earnings per diluted share with adjustments[4]		$11.00 to $13.00

Notes:

1 -	Income taxes are based on the company’s approximate statutory tax rates applicable to each transaction.
2 -	Effect of “total other (expense) income” on net income amount not shown.
3 -	These expenses, including restructuring charges, were recognized at FedEx Corporate and FedEx Express.
4 -	The year-end MTM retirement plan accounting adjustment, which is impracticable to calculate at this time, is excluded.

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FEDEX CORP. FINANCIAL HIGHLIGHTS

First Quarter Fiscal 2020

(In millions, except earnings per share)

(Unaudited)

	Three Months Ended August 31
	2019	2018	%
Revenue:
FedEx Express segment	$8,945	$9,222	(3%	)
FedEx Ground segment	5,179	4,799	8%
FedEx Freight segment	1,905	1,959	(3%	)
FedEx Services segment	4	9	(56%	)
Other and eliminations[1]	1,015	1,063	(5%	)

Total Revenue	17,048	17,052	—
Operating Expenses:
Salaries and employee benefits	6,087	6,260	(3%	)
Purchased transportation	4,028	3,967	2%
Rentals and landing fees	920	823	12%
Depreciation and amortization	879	808	9%
Fuel	870	986	(12%	)
Maintenance and repairs	768	735	4%
Other	2,519	2,402	5%

Total Operating Expenses	16,071	15,981	1%
Operating Income (Loss):
FedEx Express segment[2]	285	388	(27%	)
FedEx Ground segment[2]	644	676	(5%	)
FedEx Freight segment	194	176	10%
Corporate, eliminations and other[1,2]	(146)	(169)	14%

Total Operating Income	977	1,071	(9%	)
Other Income (Expense):
Interest, net	(137)	(127)	8%
Other retirement plans income	168	158	6%
Other, net	(12)	(1)	NM

Total Other Income	19	30	(37%	)

Income Before Income Taxes	996	1,101	(10%	)
Provision for Income Taxes	251	266	(6%	)

Net Income	$745	$835	(11%	)

Diluted Earnings Per Share	$2.84	$3.10	(8%	)

Weighted Average Common and Common Equivalent Shares	262	269	(3%	)
Capital Expenditures	$1,418	$1,179	20%

1 -	Includes the FedEx Logistics and FedEx Office operating segments.
2 -	Prior year amounts have been revised to conform to the current year presentation.

FEDEX CORP. CONDENSED CONSOLIDATED BALANCE SHEETS

First Quarter Fiscal 2020

(In millions)

	August 31, 2019 (Unaudited)
		May 31, 2019
ASSETS
Current Assets
Cash and cash equivalents	$2,389	$2,319
Receivables, less allowances	9,312	9,116
Spare parts, supplies and fuel, less allowances	574	553
Prepaid expenses and other	742	1,098

Total current assets	13,017	13,086
Property and Equipment, at Cost	61,436	59,511
Less accumulated depreciation and amortization	29,826	29,082

Net property and equipment	31,610	30,429
Other Long-Term Assets
Operating lease right-of-use assets	13,819	—
Goodwill	6,821	6,884
Other assets	3,185	4,004

Total other long-term assets	23,825	10,888

	$68,452	$54,403

LIABILITIES AND COMMON STOCKHOLDERS’ INVESTMENT
Current Liabilities
Current portion of long-term debt	$35	$964
Accrued salaries and employee benefits	1,522	1,741
Accounts payable	3,179	3,030
Operating lease liabilities	1,896	—
Accrued expenses	3,303	3,278

Total current liabilities	9,935	9,013
Long-Term Debt, Less Current Portion	18,726	16,617
Other Long-Term Liabilities
Deferred income taxes	2,953	2,821
Pension, postretirement healthcare and other benefit obligations	4,132	5,095
Self-insurance accruals	1,924	1,899
Operating lease liabilities	12,137	—
Deferred lease obligations	—	531
Other liabilities	479	670

Total other long-term liabilities	21,625	11,016
Commitments and Contingencies
Common Stockholders’ Investment
Common stock, $0.10 par value, 800 million shares authorized	32	32
Additional paid-in capital	3,257	3,231
Retained earnings	25,048	24,648
Accumulated other comprehensive loss	(918)	(865)
Treasury stock, at cost	(9,253)	(9,289)

Total common stockholders’ investment	18,166	17,757

	$68,452	$54,403

FEDEX CORP. CONDENSED CONSOLIDATED

STATEMENTS OF CASH FLOWS

First Quarter Fiscal 2020

(In millions)

(Unaudited)

	Three Months Ended August 31
	2019	2018
Operating Activities:
Net income	$745	$835
Noncash charges:
Depreciation and amortization	879	808
Other, net	866	173
Changes in operating assets and liabilities, net	(1,925)	(1,115)

Net cash provided by operating activities	565	701
Investing Activities:
Capital expenditures	(1,418)	(1,179)
Proceeds from asset dispositions and other	(1)	78

Net cash used in investing activities	(1,419)	(1,101)
Financing Activities:
Proceeds from short-term borrowings, net	—	299
Principal payments on debt	(985)	(2)
Proceeds from debt issuances	2,093	—
Proceeds from stock issuances	12	25
Dividends paid	(170)	(173)
Purchase of treasury stock	(3)	(625)
Other, net	(5)	4

Net cash provided by (used in) financing activities	942	(472)

Effect of exchange rate changes on cash	(18)	(24)

Net increase (decrease) in cash and cash equivalents	70	(896)
Cash and cash equivalents at beginning of period	2,319	3,265

Cash and cash equivalents at end of period	$2,389	$2,369

FEDEX EXPRESS SEGMENT FINANCIAL HIGHLIGHTS

First Quarter Fiscal 2020

(Dollars in millions)

(Unaudited)

	Three Months Ended August 31
	2019	2018	%
Revenues:
Package Revenue:
U.S. Overnight Box	$1,866	$1,886	(1%	)
U.S. Overnight Envelope	479	468	2%

Total U.S. Overnight	2,345	2,354	—
U.S. Deferred	956	952	—

Total U.S. Package Revenue	3,301	3,306	—

International Priority	1,817	1,874	(3%	)
International Economy	855	850	1%

Total International Export Package	2,672	2,724	(2%	)
International Domestic[1]	1,076	1,131	(5%	)

Total Package Revenue	7,049	7,161	(2%	)
Freight Revenue:
U.S.	695	730	(5%	)
International Priority	464	533	(13%	)
International Economy	516	519	(1%	)
International Airfreight	66	85	(22%	)

Total Freight Revenue	1,741	1,867	(7%	)
Other Revenue	155	194	(20%	)

Total Express Revenue	$8,945	$9,222	(3%	)
Operating Expenses:
Salaries and employee benefits	3,372	3,473	(3%	)
Purchased transportation	1,232	1,307	(6%	)
Rentals and landing fees	513	470	9%
Depreciation and amortization	462	436	6%
Fuel	743	845	(12%	)
Maintenance and repairs	517	502	3%
Intercompany charges[2]	469	518	(9%	)
Other	1,352	1,283	5%

Total Operating Expenses[2]	8,660	8,834	(2%	)

Operating Income[2]	$285	$388	(27%	)

Operating Margin[2]	3.2%	4.2%	(1.0 pts	)

1 -	International Domestic revenues relate to international intra-country operations.
2 -	Prior year amounts have been revised to conform to the current year presentation.

FEDEX EXPRESS SEGMENT OPERATING HIGHLIGHTS

First Quarter Fiscal 2020

(Unaudited)

	Three Months Ended
	August 31
PACKAGE STATISTICS	2019	2018	%
Average Daily Package Volume (000s):
U.S. Overnight Box	1,218	1,231	(1%	)
U.S. Overnight Envelope	562	551	2%

Total U.S. Overnight Package	1,780	1,782	—
U.S. Deferred	976	916	7%

Total U.S. Domestic Package	2,756	2,698	2%

International Priority	530	526	1%
International Economy	294	276	7%

Total International Export Package	824	802	3%
International Domestic[1]	2,352	2,396	(2%	)

Total Average Daily Packages	5,932	5,896	1%

Yield (Revenue Per Package):
U.S. Overnight Box	$23.94	$23.57	2%
U.S. Overnight Envelope	13.32	13.09	2%

U.S. Overnight Composite	20.59	20.33	1%
U.S. Deferred	15.29	15.98	(4%	)

U.S. Domestic Composite	18.71	18.85	(1%	)

International Priority	53.52	54.80	(2%	)
International Economy	45.52	47.43	(4%	)

Total International Export Composite	50.67	52.26	(3%	)
International Domestic[1]	7.15	7.26	(2%	)

Composite Package Yield	$18.57	$18.69	(1%	)

FREIGHT STATISTICS
Average Daily Freight Pounds (000s):
U.S.	8,015	8,309	(4%	)
International Priority	4,792	5,260	(9%	)
International Economy	13,717	13,459	2%
International Airfreight	1,555	1,717	(9%	)

Total Avg Daily Freight Pounds	28,079	28,745	(2%	)

Revenue Per Freight Pound:
U.S.	$1.36	$1.35	1%
International Priority	1.51	1.56	(3%	)
International Economy	0.59	0.59	—
International Airfreight	0.66	0.76	(13%	)

Composite Freight Yield	$0.97	$1.00	(3%	)
Operating Weekdays	64	65	(2%	)

1 -	International Domestic revenues relate to international intra-country operations.

FEDEX GROUND SEGMENT FINANCIAL AND OPERATING HIGHLIGHTS

First Quarter Fiscal 2020

(Dollars in millions)

(Unaudited)

	Three Months Ended
	August 31
	2019	2018	%
FINANCIAL HIGHLIGHTS
Revenue	$5,179	$4,799	8%
Operating Expenses:
Salaries and employee benefits	871	805	8%
Purchased transportation	2,303	2,062	12%
Rentals	239	191	25%
Depreciation and amortization	193	173	12%
Fuel	3	3	—
Maintenance and repairs	87	77	13%
Intercompany charges[1]	375	388	(3%	)
Other	464	424	9%

Total Operating Expenses[1]	4,535	4,123	10%

Operating Income[1]	$644	$676	(5%	)

Operating Margin[1]	12.4%	14.1%	(1.7 pts	)

OPERATING STATISTICS
Operating Weekdays	64	65	(2%	)
Average Daily Package Volume (000s)	8,834	8,221	7%
Yield (Revenue Per Package)	$9.13	$8.96	2%

1 -	Prior year amounts have been revised to conform to the current year presentation.

FEDEX FREIGHT SEGMENT FINANCIAL AND OPERATING HIGHLIGHTS

First Quarter Fiscal 2020

(Dollars in millions)

(Unaudited)

	Three Months Ended August 31
	2019	2018	%
FINANCIAL HIGHLIGHTS
Revenue	$1,905	$1,959	(3%	)
Operating Expenses:
Salaries and employee benefits	919	928	(1%	)
Purchased transportation	187	259	(28%	)
Rentals	52	42	24%
Depreciation and amortization	94	78	21%
Fuel	123	137	(10%	)
Maintenance and repairs	65	62	5%
Intercompany charges	126	138	(9%	)
Other	145	139	4%

Total Operating Expenses	1,711	1,783	(4%	)

Operating Income	$194	$176	10%

Operating Margin	10.2%	9.0%	1.2 pts
OPERATING STATISTICS
Operating Weekdays	64	65	(2%	)
Average Daily Shipments (000s)
Priority	78.5	81.2	(3%	)
Economy	32.8	34.6	(5%	)

Total Average Daily Shipments	111.3	115.8	(4%	)
Weight Per Shipment (lbs)
Priority	1,156	1,218	(5%	)
Economy	960	1,009	(5%	)

Composite Weight Per Shipment	1,098	1,156	(5%	)
Revenue/Shipment
Priority	$255.45	$246.77	4%
Economy	295.75	292.33	1%

Composite Revenue/Shipment	$267.34	$260.39	3%
Revenue/CWT
Priority	$22.10	$20.26	9%
Economy	30.81	28.97	6%

Composite Revenue/CWT	$24.35	$22.53	8%